Exhibit 4.4
CERTIFICATE OF INCORPORATION
OF
PHOENIX CHEMICAL COMPANY
     FIRST: The name of the corporation is PHOENIX CHEMICAL COMPANY.
     SECOND: The address of its registered office in the State of Delaware is 229 South State Street, in the City of Dover 19901, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
     THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: Without limiting the generality of Article THIRD above, the corporation is authorized to issue from time to time debentures in the aggregate principal amount of ten million dollars ($10,000,000), bearing interest at such interest rate or rates as shall be approved by the Board of Directors.
     FIFTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 16,000 shares, consisting of: 15,000 shares of Preferred Stock, par value of $100.00 per share and 1,000 shares of Common Stock, having no par value.
     SIXTH: The name and mailing address of the incorporator is Thomas N. Harding, 333 West Wacker Drive, Suite 2600, Chicago, Illinois 60606.
     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.
     EIGHTH: The election of directors need not be by written ballot.
     NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.
     TENTH: The corporation shall indemnify each director, officer, trustee, employee, or agent of the corporation and each person who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the manner and to the fullest extent provided in Section 145 of the General Corporation Law of the State of Delaware (“GCL”).
     ELEVENTH: To the fullest extent permitted by the GCL, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that if the scope of elimination or limitation of personal liability of directors permitted by the GCL as now in effect is altered by amendment of the GCL, nothing in this Article Tenth shall eliminate or limit the liability of a director (not otherwise eliminated prior to such amendment of the GCL) for any act or omission occurring prior to the date when such amendment of the GCL becomes effective.
     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereunto set his hand and seal this 12th day of August, 1987.

/s/ Thomas N. Harding
Thomas N. Harding

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
PHOENIX CHEMICAL COMPANY
     PHOENIX CHEMICAL COMPANY, a corporation duly organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said Corporation, by unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation.
     RESOLVED: That the Certificate of Incorporation of Phoenix Chemical Company be amended by changing the Article thereof numbered FIFTH so that, as amended such Article shall be and read as follows:
     “FIFTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 151,000 shares, consisting of: 150,000 shares of Preferred Stock, par value of $100.00 per share and 1,000 shares of Common Stock, having no par value.
     The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and
     (a) may have such voting powers, full or limited, greater than, less than or equal to those of the Common Stock, or may be without voting powers and may have such sinking fund provisions;
     (b) may be subject to redemption at such time or times and at such prices;
     (c) may be entitled to receive such dividends (which may be cumulative or non-cumulative, compounding or non-compounding) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;
     (d) may have such rights and preferences upon dissolution of, or upon any distribution of the assets of, the Corporation;
     (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes or series of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and
     (f) shall have such other designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof;
as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors of the Corporation pursuant to authority so to do which is hereby vested in the Board of Directors of the Corporation.
     Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation, on all propositions before such meetings. At all stockholders’ meetings at which directors of the Corporation are to be elected, each holder of Common Stock entitled to vote shall have as many votes as shall equal the number of shares of Common Stock owned by him, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said PHOENIX CHEMICAL COMPANY has caused this certificate to be signed by Joseph P. Sullivan, its Chairman, and Mary Beth Vieha, its Assistant Secretary, this 15th day of October, 1987.

PHOENIX CHEMICAL COMPANY
By:	/s/ Joseph P. Sullivan
Joseph P. Sullivan,
Chairman

Attested by:
/s/ Mary Beth Vieha
Mary Beth Vieha,
Assistant Secretary

CERTIFICATE OF STOCK DESIGNATION
OF
PHOENIX CHEMICAL COMPANY
     Certificate of the Designation, Preferences and Relative, Participating, Optional and Other Special Rights of the Series A Preferred Stock, Par Value $100 per share, and the Qualifications, Limitations and Restrictions Thereof Which Have Not Been Set Forth in the Certificate of Incorporation, as amended.

Pursuant to Sections 141 and 151 of the General
Corporation Law of the State of Delaware

     We, the undersigned, Robert M. Prince and Wilfred R. Bahl, Jr., President and Assistant Secretary, respectively, of Phoenix Chemical Company (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY that (i) the Board of Directors of the Corporation authorized the creation of and designated a series of Preferred Stock of the Corporation, consisting of 30,000 shares of Series A Preferred Stock, as decreased from time to time (but not below the number of shares of the Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors; and (ii) the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the board, duly adopted the following resolution:
     RESOLVED: That the Corporation, in accordance with Article FIFTH of the Certificate of Incorporation, does hereby authorize the creation of shares of Series A Preferred Stock of the Corporation (the “Preferred Stock”), and said Preferred Stock shall have the following rights, powers, preferences and characteristics:
     (1) As used in this Resolution, the following terms shall have the following meanings:
     (a) “Board” shall mean the Board of Directors of the Corporation.
     (b) “Corporation” shall mean Phoenix Chemical Company.
     (c) “Liquidation Value” of a share of Preferred Stock shall mean at any given date of determination with respect to any given holder of Preferred Stock the sum of (i) the par value of such share, and (ii) the amount of all unpaid cumulative dividends on such share.
     (d) “Non-Compliance Event” shall mean the failure, as long as Joseph P. Sullivan (“Sullivan”), Jay D. Proops (“Proops”), and their permitted transferees (as defined in a Shareholders Agreement between KAC Holdings,

Inc., a Delaware corporation (“Holdings”), Sullivan, Proops and Great American Management and Investment, Inc. dated January 7, 1986, as amended) are collectively the owner of not less than 75 shares of Common Stock (as that number of shares may be adjusted by reason of stock splits, stock dividends, and other similar dilutive events), of the stockholders of Holdings, to elect as members of the Board of Directors of Holdings, and maintain in office, two nominees selected by Sullivan and Proops (or if one of said named individuals is a holder of such shares, two nominees selected by said individual).
     (e) “Original Issue Date” shall mean the date on which the first share of Preferred Stock was originally issued.
     (f) “Redemption Date” shall mean each date fixed for redemption of Preferred Stock as determined pursuant to Section 5(a) of this Article.
     (g) “Subsidiary” shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries.
     (2) (a) The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board, out of assets of the Corporation legally available therefor, preferential cumulative dividends at a compound rate of thirteen percent (13%) per annum multiplied by the par value of the Preferred Stock. Notwithstanding the foregoing, if the Non-Compliance Event shall occur, dividends shall cease to accumulate with respect to the Preferred Stock. Such dividends shall accumulate on a compound basis on each share from the Original Issue Date, and shall accumulate from day to day whether or not earned or declared, to and including the date on which such share is redeemed and (if redeemed) the full Redemption Price therefor is paid pursuant to Section 5 of this Article. Dividends shall be cumulative so that, to the extent dividends are not declared, the holders of Preferred Stock shall continue to have the right to receive the undeclared balance of the dividends, when declared by the Board.
     (b) If, at any time, the Corporation shall pay a dividend on the Preferred Stock which is less than the full amount of the cumulative dividend payable, then such dividend shall be distributed such that an equal amount thereof will be paid with respect to each outstanding share of Preferred Stock.
     (c) At any time that all cumulative dividends on the Preferred Stock have been paid in full and the Preferred Stock fully redeemed, then dividends may be declared and paid on or set apart for the outstanding Common stock out of any assets at the time legally available therefor.
     (3) (a) In the event of any liquidation, dissolution or winding-up of the business of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive from the assets of the Corporation a preferential amount in cash equal to the Liquidation Value. All of said preferential amounts to be paid to the holders of Preferred Stock shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of Common Stock in connection with such liquidation, dissolution or winding-up.
     (b) If the assets of the Corporation to be distributed to holders of Preferred Stock are insufficient to pay the Liquidation Value in full, then all assets to be distributed to such holders shall be distributed among them ratably, according to the number of shares of Preferred Stock held by each such holder.
     (c) After the payment in cash to the holders of Preferred Stock of the full Liquidation Value, the holders of Common Stock shall be entitled to receive, ratably, according to the number of shares held by each such holder, all remaining assets of the Corporation.
     (d) A liquidation, dissolution or winding-up of the business of the Corporation, as such terms are used in this Section 3, shall not be deemed to include any consolidation or merger of the Corporation with or into any other corporation or corporations.
     (4) Except as otherwise expressly provided herein or as required by law, the holder of each share of Preferred Stock shall not be entitled to vote on any matters.
     (5) (a) The Corporation may, at the option of the Board, redeem the Preferred Stock in whole or in part, as follows:
     (i) The redemption price for each share of Preferred Stock shall be an amount in cash equal to the Liquidation Value (such amount being hereinafter referred to as the “Redemption Price”).
     (ii) In the event of such a redemption of only a part of the then outstanding Preferred Stock, the Corporation shall effect such redemption, in multiples of 1,000 shares, ratably according to the number of shares of Preferred Stock held by each holder of the Preferred Stock.
     (iii) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed, postage prepaid, registered or certified mail, return receipt requested, to each holder of record of the Preferred Stock at his post office address last shown on the records of the Corporation. The Redemption Notice shall state:
     (A) The Redemption Date;
     (B) Whether all or less than all of the outstanding shares of Preferred Stock are to be redeemed;
     (C) The number of shares of Preferred Stock held by the holder that the Corporation intends to redeem;

     (D) The Redemption Price; and
     (E) That the holder is to surrender to the Corporation, by delivery to the Corporation, his certificate or certificates representing the shares of Preferred Stock to be redeemed.
     (iv) On the Redemption Date the Corporation shall deliver to each holder of Preferred Stock whose shares are to be redeemed a certified or bank cashier’s check in an amount equal to the Redemption Price multiplied by the number of shares of Preferred Stock to be redeemed from that holder; and on or after each Redemption Date, each holder of Preferred Stock whose Preferred Stock has been redeemed shall surrender such holder’s certificate(s) for the shares of Preferred Stock so redeemed (endorsed for transfer, or accompanied by a separate stock transfer power endorsed for transfer, to the Corporation) to the Corporation. In the event less than all shares represented by said certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.
     (v) If the Redemption Notice shall have been duly given, and if on the Redemption Date the full Redemption Price has been paid to the stockholder, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares shall cease to accumulate after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, with the sole exception of the right of the holders to receive the redemption Price without interest upon surrender of their certificate or certificates therefor.
     (b) The Corporation’s right to redeem Preferred Stock pursuant to this Section 5 is subject to the Corporation having available funds which, under Delaware law, may legally be used for such purpose.
     (6) No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     IN WITNESS WHEREOF, said Phoenix Chemical Company has caused this Certificate to be signed by Robert M. Prince, President, and attested by Wilfred R. Bahl, Jr., its Assistant Secretary, this 15th day of October, 1987.

PHOENIX CHEMICAL COMPANY
By:	/s/ Robert M. Prince

Robert M. Prince, President

ATTESTED BY:
/s/ Wilfred R. Bahl, Jr.
Wilfred R. Bahl, Jr.,
Assistant Secretary

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
PHOENIX CHEMICAL COMPANY
     PHOENIX CHEMICAL COMPANY, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
     FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation:
(i)	That Article TENTH of the Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:
     “TENTH: (a) The Corporation shall indemnify (i) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (ii) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, in each case to the fullest extent permissible under Section 145 of the Delaware General Corporation Law, as amended from time to time, or the indemnification provisions of any successor statute.
     (b) The foregoing provisions of this Article TENTH shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article TENTH is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article TENTH. The Board of Directors in its discretion shall have power on behalf of the Corporation to enter into agreements with respect to the indemnification of any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee, agent or otherwise acting on behalf of the Corporation or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.”
(ii)	That Article ELEVENTH of the Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:
     “ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after this Amendment to the Certificate of Incorporation becomes effective to authorized corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     Any repeal or modification of the provisions of this Article ELEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such appeal or modification. In the event that any of the provisions of this Article ELEVENTH (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.”
     SECOND: That in lieu of a meeting and vote of stockholders, the majority stockholder of the Corporation has given its written consent to said amendment and all other stockholders of the Corporation have been notified of such amendment, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Phoenix Chemical Company has caused this Certificate to be signed by William J. Rigby, its President and by Mary Beth Vieha, its Assistant Secretary, this 28 day of June, 1991.

PHOENIX CHEMICAL COMPANY
By:	/s/ William J. Rigby
William J. Rigby, President

ATTEST:
/s/ Mary Beth Vieha

Mary Beth Vieha, Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PHOENIX CHEMICAL COMPANY
     The undersigned officers, John U. Huber and Rose Marie Williams, President and Assistant Secretary, respectively, of Phoenix Chemical Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), do hereby certify that:
1.	Article One of the Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:
“ARTICLE ONE
The name of the corporation is IMC Nitrogen Company.”
2.	This Certificate of Amendment was duly adopted by the directors and sole stockholder of the Corporation according to the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 19th day of September, 1996.

PHOENIX CHEMICAL COMPANY

[SEAL]

	By:	/s/ John U. Huber
John U. Huber
President

Attest:
/s/ Rose Marie Williams
Rose Marie Williams
Assistant Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * * *
     IMC Nitrogen Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. 1013 Centre Road, Wilmington, DE 19805 and the present registered office of the corporation is in the county of New Castle.
     The Board of Directors of IMC Nitrogen Company adopted the following resolution on the 25th day of November, 1996.
     Resolved, that the registered office of IMC Nitrogen Company in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
     IN WITNESS WHEREOF, IMC Nitrogen Company has caused this statement to be signed by Rose Marie Williams, its Secretary*, this 25th day of November, 1996.

/s/ Rose Marie Williams
Secretary
(Title)

* Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
IMC NITROGEN COMPANY

     IMC Nitrogen Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:
     FIRST: That by written consent of the board of directors dated as of April 22, 1999, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:
     RESOLVED, that it is hereby proposed that Article One of the Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:
     “1. Name. The name of the Corporation shall be Royster-Clark Nitrogen, Inc.”
     SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated as of April 22, 1999.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of the 28th day of April, 1999.

By:	/s/ Walter Vance
Walter Vance
Secretary and Treasurer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ROYSTER-CLARK NITROGEN, INC.
     Royster-Clark Nitrogen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”),
     DOES HEREBY CERTIFY:
     FIRST: That the board of directors of said corporation, by the written consent, filed with the minutes of the Board pursuant to the provisions of Section 141(f) of the DGCL, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
     RESOLVED, that the Certificate of Incorporation of Royster-Clark Nitrogen, Inc., be amended by changing the Article First thereof so that, as amended, said Article shall be and read in its entirety as follows:
     “FIRST: The name of the corporation is Rentech Energy Midwest Corporation.”
     SECOND: That in lieu of a special meeting and vote of stockholders, the sole stockholder of said corporation has given its written consent to said amendment in accordance with the provisions of Section 228(a) of the DGCL.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the DGCL.
[signature page follows]

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by a duly authorized officer of the corporation, this 26th day of April, 2006.

ROYSTER-CLARK NITROGEN, INC.
By:	/s/ D. Hunt Ramsbottom

Title:
Name: